UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 3, 2009	(August 28, 2009)

American Life Holding Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-50196	52-2177342
(Commission File Number)	(IRS Employer Identification No.)

43 South Pompano Parkway, Suite 277, Pompano Beach, Florida	33069
(Address of Principal Executive Offices)	(Zip Code)

(954) 840-8372

(Registrant’s Telephone Number, Including Area Code)

4823 Old Kingston Pike, Suite 125, Knoxville, Tennessee 37919

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

(a)            On August 28, 209, Manuel B. Losada and Norman Joseph (collectively the “Buyers”) acquired 342,017 shares (the “Shares”) or approximately 87.4% of the issued and outstanding shares of common stock of American Life Holding Company, Inc. (the “Company”), from ten shareholders of the Company (the “Sellers”). The acquisition was governed by the terms of a Stock Purchase Agreement between the Buyers and the Sellers. As a result of the Buyers’ acquisition of the Shares, a change in voting control of the Company took place and the Buyers now control the Company by reason of their collective ownership of approximately 87.4% of the issued and outstanding common stock of the Company. Mr. Losada purchased 273,614 of the Shares and now individually owns approximately 69.9% of the issued and outstanding shares of common stock of the Company. The balance of the Shares (68,403 Shares or approximately 17.5% of the issued and outstanding common stock of the Company) is owned individually by Mr. Joseph.

Prior to the transaction, none of the Sellers owned in excess of 7% of the issued and outstanding shares of common stock of the Company, except Dr. Archer W. Bishop, Jr., who owned 232,051 shares or approximately 60% of the issued and outstanding common stock of the Company.

The aggregate purchase price for the shares was $200,000. The purchase price was paid to the Sellers in cash. The purchase price was funded by a $200,000 payment on behalf of the Buyers made by Fund-Tech Solutions, LLC (“Fund-Tech”), a Florida limited liability company not affiliated with the Buyers. The obligation of each of the Buyers to repay Fund-Tech is evidenced by a promissory note in favor of Fund-Tech (a $160,000 note issued by Mr. Losada and a $40,000 note issued by Mr. Joseph), each of which is payable in one year, with interest at the rate of 6% per annum.

There are no arrangements or understandings among the Buyers or the Sellers and their associates with respect to the election of directors or other matters, except that at the closing of the Stock Purchase Agreement (a) Dr. Archer W. Bishop, Jr. resigned as a member of the Company’s board of directors and (b) Manuel B. Losada was appointed as a member of the board of directors. Immediately following the closing, the board of directors consisted of two members – Mr. Losada, and Ms. Lila K. Pfleger, who has served as a member of the board of directors since 2002, and who also serves as the Company’s President (Dr. John H. Bell, who had previously served as a director of the Company, passed away on April 24, 2009). Biographical information relating to Mr. Losada is set forth below under Item 5.02(c).

The Company has been a “shell company” since September 2008. The transactions consummated pursuant to the Stock Purchase Agreement between the Buyers and the Sellers did not result in a change in the “shell” status of the Company. Effective August 28, 2009, the Company’s mailing address is 43 South Pompano Parkway, Suite 277, Pompano Beach, Florida 33069. The Company intends to seek office space at such time as operations commence and circumstances otherwise warrant. Except as modified by this current report on Form 8-K, the Company’s annual report on Form 10-K for the year ended December 31, 2008 is hereby incorporated by reference.

(b)	The following table sets forth as of the close of business on August 28, 2009:

•	each person known by the Company to be the beneficial owner of more than 5% of its common stock;
•	each of the Company’s directors;
•	each of the Company’s executive officers; and
•	the Company’s executive officers and directors as a group.

Unless otherwise indicated the address of each person identified in the table is c/o 43 South Pompano Parkway, Suite 277, Pompano Beach, FL 33069. Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Lila K. Pfleger	1,650	(1)	0.0%
Manuel B. Losada	273,614		69.9%
All officers and directors as a group (two persons)	275,264	(1)	70.0%
Norman Joseph	68,403		17.5%
Stanley P. Brown	42,000	(2)	10.7%

____________________________________

(1)  Includes 1,650 shares of common stock underlying options granted under the Company’s 2002 Stock Option Plan which are exercisable at $10.00 per share. Ms. Pfleger’s address is c/o 4823 Old Kingston Pike, Suite 120 Knoxville, TN 37919.

(2)  The number of shares beneficially owned by Mr. Brown includes 42,000 shares of our common stock underlying warrants exercisable at $10.00 per share which are exercisable in perpetuity. Mr. Brown, whose address is 7102 Cheshire Drive, Knoxville, Tennessee 37919, is formerly an officer of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	None.

(b)           On August 28, 2009, Dr. Archer W. Bishop, Jr. resigned as a member of the Company’s board of directors.

On September 1, 2009, Lila K. Pfleger resigned as a member of the Company’s board of directors, and as President of the Company.

(c)	On September 1, 2009, Manuel B. Losada was appointed as the Company’s President.

Since June 2009, Mr. Losada, age 45, has served as President of MedPro Associates Inc., a Denver, Colorado-based independent representative organization that specializes in representing manufacturers in the hospital, long-term care and physician, dental and veterinary markets directly and through distribution channels. From August 2004 until April 2009, Mr. Losada served as Vice-President of Sales and Marketing for Medical Action Industries Inc. (Nasdaq: MDCI), a Brentwood, New York-based manufacturer of medical/surgical products servicing the hospital, lab, alternate care and long-term care markets. Mr. Losada received his Bachelor of Science degree from Montclair State University, Montclair, New Jersey, in 1986 and a Certification in Materials Management from Bloomfield College, Bloomfield, New Jersey, in 1995. He has served as a member of the Hospital Industry Distributor Association (HIDA) since 1992 and as a past chairman of the HIDA Hospital Advisory Council, as well as a past board member and secretary of the Healthcare Management Manufacturers Council and a member of the Health Industry Group Purchasing Association.

The Company has not entered into any material plan, contract or arrangement with Mr. Losada relating to his services as a director of the Company. There are no family relationships between Mr. Losada and any officer or director of the Company. There have been no prior transactions involving the Company and Mr. Losada, or any currently proposed transactions, in an amount exceeding $120,000.

(d)           On August 28, 2009, Manuel B. Losada was appointed as a member of the Company’s board of directors. Effective September 1, 2009, Mr. Losada serves as the sole member of the board of directors. The circumstances surrounding Mr. Losada’s appointment are described under Item 5.01(a), above.

The Company has not entered into any material plan, contract or arrangement with Mr. Losada relating to his services as President of the Company. There are no family relationships between Mr. Losada and any officer or director of the Company. There have been no prior transactions involving the Company and Mr. Losada, or any currently proposed transactions, in an amount exceeding $120,000.

The Company formed an audit committee in 2002. Since the death of Dr. John Bell in April 2009, the sole member of the audit committee was Lila K. Pfleger. As disclosed elsewhere in this current report, Ms. Pfleger, who is not an independent director, resigned on September 1, 2009. Inasmuch as, at the present time, the sole director of the Company is Manuel B. Losada, and since Mr. Losada is not an independent director, the Company has determined to suspend the duties of its audit committee with the intention of evaluating reactivation of the audit committee at such time as the Company emerges from “shell” status and commences revenue-producing activities.

(e)	None.

(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LIFE HOLDING COMPANY, INC.

By:	/s/ Manuel B. Losada

Manuel B. Losada, President

Dated: September 3, 2009